UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 22, 2009

Jacobs Engineering Group Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-7463	95-4081636
(State of incorporation)	(SEC File No.)	(IRS Employer identification number)

1111 S. Arroyo Parkway, Pasadena, California	91105
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number (including area code): (626) 578-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2009, the shareholders of Jacobs Engineering Group Inc. (the “Company”) approved the amendment to and restatement of the Company’s 1989 Employee Stock Purchase Plan (as amended and restated, the “Stock Purchase Plan”) at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to provide for a 5,000,000 share increase in the authorized number of shares of Company common stock available for purchase under the Stock Purchase Plan, to extend the term of the Stock Purchase Plan to January 22, 2019, and to make certain other ministerial changes. At the Annual Meeting, the shareholders of the Company also approved the amendment to and restatement of the Company’s 1999 Stock Incentive Plan (as amended and restated, the “Stock Incentive Plan”) to increase the authorized number of shares of Company common stock available under the Stock Incentive Plan by 3,500,000 and to make certain other ministerial changes.

The foregoing summary descriptions of the amendments to the Stock Purchase Plan and Stock Incentive Plan are qualified in their entirety by reference to the actual terms of the Stock Purchase Plan and Stock Incentive Plan, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively. For additional information regarding the Stock Purchase Plan and Stock Incentive Plan, please refer to Proposal No. 2 (Approval of Amendment to and Restatement of the 1989 Employee Stock Purchase Plan) on pages 5-8 of the Company’s 2009 Proxy Statement, as filed with the Securities and Exchange Commission on December 17, 2008 (the “Proxy Statement”), and Proposal No. 3 (Approval of Amendment to and Restatement of the 1999 Stock Incentive Plan) on pages 9-14 of the Proxy Statement, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are filed as part of this Report.

10.1	Jacobs Engineering Group Inc. 1989 Employee Stock Purchase Plan, as Amended and Restated.

10.2	Jacobs Engineering Group Inc. 1999 Stock Incentive Plan, as Amended and Restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACOBS ENGINEERING GROUP INC.

By:	/s/ John W. Prosser, Jr.
Name:	John W. Prosser, Jr.
Title:	Executive Vice President
Finance and Administration

Date: January 27, 2009

Exhibit Index

10.1	Jacobs Engineering Group Inc. 1989 Employee Stock Purchase Plan, as Amended and Restated.

10.2	Jacobs Engineering Group Inc. 1999 Stock Incentive Plan, as Amended and Restated.